UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 07, 2023

Getaround, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40152	85-3122877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Green Street
San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 415 295-5725

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GETR	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GETR WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The description of the Note in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 7, 2023 the Company entered into a promissory note (the “Note”) with Mudrick Capital Management for an aggregate principal amount of $3 million to provide additional capital to the Company. The Note has a maturity date of September 7, 2023 (the “Maturity Date”) and bears an interest rate of 15% per annum compounded daily. The Note is unsecured, but the Company expects it to be exchanged for a similar, secured note as soon as is practicable, and such secured note may be exchanged for a new convertible promissory note or other security in connection with a larger, longer-term financing prior to the Maturity Date. If the principal and accrued interest under the Note is repaid in cash, a principal repayment premium of 100% applies.

The foregoing description of the Note is qualified in its entirety by the full text of the Note, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2023.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, such as statements regarding the Company’s plans regarding and ability to execute on any potential future financings or other transactions. In some cases, you can identify forward-looking statements by terminology such as “intends,” “plans,” and “will,” or the negative of these terms or variations of them or similar terminology. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including uncertainties related to market conditions; the Company’s ability to use proceeds from such financing transactions to operate its business; the Company’s potential need to seek additional strategic alternatives; and the other factors under the heading “Risk Factors” in our Current Report on Form 8-K filed with the SEC on December 14, 2022, and in other filings that the Company has made and may make with the SEC in the future. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our business or operations. Such statements are not intended to be a guarantee of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which are made only as of the date of this Current Report on Form 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Getaround, Inc.

Date:	August 9, 2023	By:	/s/ Spencer Jackson
Spencer Jackson, General Counsel and Secretary